UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2022

Petco Health and Wellness Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware		81-1005932
(State or Other Jurisdiction of Incorporation)	001-39878 (Commission File Number)	(IRS Employer Identification No.)

10850 Via Frontera San Diego, California 92127
(Address of Principal Executive Offices)

(858) 453-7845

(Registrant’s Telephone Number, Including Area Code)

________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	WOOF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On August 24, 2022, Petco Health and Wellness Company, Inc. (the “Company”) issued a press release disclosing its financial results for the quarter ended July 30, 2022. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

The Company has scheduled a webcast call at 8:30 a.m. Eastern Time on August 24, 2022 to discuss the Company’s financial results for the quarter ended July 30, 2022. In addition to the press release, an earnings presentation and infographic will be made available on the Company’s investor relations page at ir.petco.com. A replay of the webcast will also be made available on the Company’s investor relations page through September 7, 2022 at approximately 5:00 p.m. Eastern Time.

The information being furnished pursuant to Item 2.02, including Exhibit 99.1, and Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liability of that section, and shall not be incorporated by reference into any other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 24, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petco Health and Wellness Company, Inc.

Date: August 24, 2022	By:	/s/ Ilene Eskenazi
	Name:	Ilene Eskenazi
	Title:	Chief Legal and Human Resources Officer and Secretary